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                                                               EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of SEACOR Holdings, Inc. of our reports dated February 20, 1996, included in SEACOR Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, June 7, 1996 included in SEACOR's Current Report on Form 8-K dated May 31, 1996 filed on June 7, 1996 and May 10, 1996 included in SEACOR's Current Report on Form 8-K dated May 31, 1996 filed on June 14, 1996, and to all references to our Firm included in this Registration Statement on Form S-8.


                                             /s/ Arthur Andersen LLP



     New Orleans, Louisiana
     September 25, 1996